ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.2

Transcript of Video Presentation

Narrator: Welcome to our discussion about the proposed merger transaction between Adamis Pharmaceuticals and DMK Pharmaceuticals. Today Adamis announced that they had entered into an agreement and plan of merger with DMK Pharmaceuticals. I’m here with the CEOs of both organizations to learn more as they share with us about the planned merger and how they believe this will be positive for investors.

Before we begin, I’d like to remind everyone that our call today will include remarks that are forward-looking statements for the purpose of the safe harbor provisions under applicable federal securities laws. Such statements may include, but are not limited to, statements concerning matters such as the proposed merger transaction; the expected benefits of the transaction to Adamis and its stockholders; management and operation of the combined company after the merger; DMK’s product pipeline and intellectual property portfolio; and other statements regarding future expectations, plans and prospects for Adamis and DMK. These forward-looking statements involve significant risks and uncertainties that could cause actual results or events to differ materially from those suggested by any forward-looking statements. Such risks and uncertainties, and other risks and uncertainties relating to Adamis and the proposed transaction, are further set forth in Adamis’ filings with the SEC. As a result of these risks and uncertainties, you should not place undue reliance on any forward-looking statements. We encourage all listeners to review Adamis’ SEC filings for a more complete description of these risks and uncertainties. Except as required by law, Adamis undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the original date of this video.

Q: David, why is Adamis merging?

Mr. Marguglio: Our decision to merge came after Adamis’ lead development compound, Tempol, as a treatment for COVID-19 missed the primary endpoint in a Phase 2 clinical trial. Following that, we initiated a process to explore strategic alternatives for the company. Working with our investment bankers, we explored a number of strategic options ranging from a divestiture of one or more assets to a complete sale of the company. Having concluded that process, we believe the strategy that provides the best path forward for both companies and that has the potential to deliver significant value to Adamis’ shareholders is a merger with DMK Pharmaceuticals.

Q: What is the strategic importance of this opportunity and the advantages?

Mr. Marguglio: Well, the advantage and most obvious strategic value will be realized with the addition of DMK’s library of more than 750 small molecules to Adamis’ development pipeline. Each of these represents an opportunity to either develop in-house or out-license to third parties for development into product candidates for any number of potential indications. The secondary and perhaps most important aspect of this opportunity is to partner with Dr. Versi and his team to identify and potentially develop multiple groundbreaking treatments for some of the worst neurological diseases we face.

Q: Dr. Versi, what is the strategic importance of this opportunity and the advantages?

Dr. Versi: Again, I’ve been travelling a lot and giving a lot of talks and my voice is somewhat hoarse. But to answer your question the strategic importance and advantage of this combination is truly a synergy of assets with highly alluring potential.

Q: Share with us what excites you the most about the DMK platform?

Mr. Marguglio: Well, I think what excites me first and foremost is the potential to better combat the growing opioid crisis. The opioid crisis became very personal for me two years ago when my only niece died of an accidental fentanyl overdose. And while I am very proud that with ZIMHI, Adamis is helping to save lives of overdose victims, with DMK’s lead compound, 125, we can dramatically move upstream of that patient journey to potentially interrupt the cycle of opioid addiction before it leads to an overdose. And ultimately, potentially prevent addiction altogether by providing patients and physicians with a safer, less addictive treatment for acute and chronic pain.

Q: Dr. Versi, could you please share with us why you’re excited about the potential of the combined company?

Dr. Versi: We have the opportunity to develop novel life changing products and address huge unmet medical needs. Each of the lead product candidates could be a blockbuster, two have already been in human clinical trials and the third is very close, and of course there are many more in the pipeline. Only one, and I repeat, only one needs to be successful to have a tremendous impact on the share price.

Q: Where does the passion and the drive for this come from?

Dr. Versi: The passion and the drive for me comes from the team. As a team we want to make a difference for patients, for shareholders and for ourselves. I’ve seen how addiction destroys lives and families. We have the opportunity to dramatically change that. We are passionate about bringing new medicines to the market. I want to build a company that will be the leader in the addiction space and therefore create significant value for investors while saving lives.

Q: Harvard, Oxford, Cambridge. Unmask Dr. Eboo Versi; share with us who you are.

Dr. Versi: Who am I? I am of Indian extraction but was born in Zanzibar and brought up in England. I was fortunate to get my bachelor’s degree and PhD at Oxford University and then my medical degree at Cambridge University. I worked as a surgeon at top London academic hospitals until I was recruited and imported to Harvard to set up the first urogynecology program at the Brigham & Women’s Hospital. On the back of this academic background, I gained pharmaceutical street smarts from the industry by working at big pharma, including Pfizer. And then I rolled up my sleeves, got into the trenches at smaller companies, including startups. I see this merger as the pinnacle of my career.

Q: Where does the alignment, synergies and connection between Adamis and DMK show up?

Dr. Versi: The synergy and connection come with Adamis’ established infrastructure and access to public market capital. I believe that DMK products can be approved more quickly without surrendering significant value to venture capital. Adamis’ products and DMK’s development candidates present a risk diversified portfolio which is especially important in a time of market uncertainty.

Q: How will this business combination be life-changing for patients?

Dr. Versi: This will be life changing for patients suffering from opioid addiction and Parkinson’s disease and many more things that we have in the pipeline. Because these patients are so underserved and the treatments available today are decades old. We believe that DMK’s innovative products will be lifesaving and life changing.

Q: What makes DMK’s platform so special?

Dr. Versi: This platform is special because we have 750 molecules in the library, but the utility has not been fully tested. This allows us to have back up molecules and also new medicines for new indications. However, our intended business model will be to only advance drugs ourselves towards commercialization for those indications which are within our areas of expertise. For the others we plan to out-license, once proof of concept has been proven, in order to benefit from revenues such as upfront, milestones and royalty payments.

Q: Where are the bottom-line potential blockbuster results for investors?

Dr. Versi: The bottom line blockbuster results I think would be that Adamis’ products have excellent utility, but their market potential has yet to be achieved. I believe that the new energized company will change this. The merger will result in a combined portfolio that has a risk adjusted net present value (NPV) that is significantly greater than the current value of the Adamis products alone.

Q: How will the combined company be structured?

Dr. Versi: As the new CEO of the combined company, I’ll be bringing my longstanding medical expertise and experience in clinical trials and drug development. The Company’s emphasis will shift from branded generics to novel clinical development. I will be supported by a newly energized Board. The infrastructure of Adamis will remain to ensure stability and a smooth transition. However, as we add headcount we intend to introduce a hybrid model of working from home so that we are not constrained by geography when it comes to finding the best talent.

Q: The Adamis share price has not done so well recently. What makes you think this merger can change that?

Mr. Marguglio: In reference to the stock price, I think the net effect of the merger is positive for investors and I think that they should view this as a completely new company, with new leadership and a significant shift in strategy.

Dr. Versi: It’s true, revenues could have been better with the approved products, but market perception is changing rapidly and this should drive up sales. I believe that adding DMK’s portfolio with so many synergies will make the upside potential substantially greater. Investors will recognize this and reward us accordingly.

Q: What is the timeline for closing?

Mr. Marguglio: Well of course I can’t pinpoint a date for the close, but in the coming weeks, we plan to call a special meeting of Adamis shareholders during which we will ask them to approve various matters relating to the proposed transaction. If approved, we will proceed to a closing and the combined company will begin trading under a new name and symbol.